Exhibit I

DARSIE & ELSTE

ATTORNEYS AT LAW

P.O. BOX 28

VERSAILLES, KENTUCKY 40383

TELEPHONE: (859) 221-9847

E-MAIL: darsieandelste@aol.com

GAY M. ELSTE	JOHN C. DARSlE, JR. (1936-1994)

October 29, 2015

Dupree Mutual Funds

P.O. Box 1149

Lexington, Kentucky 40588-1149

Dear Ladies and Gentlemen:

Dupree Mutual Funds (the “Trust”) is filing with the Securities and Exchange Commission Post Effective Amendment No. 61 to the Registration Statement filed under the Securities Act of 1933 (File No. 2-64233) and Amendment No. 62 to the Registration Statement filed under the Investment Company Act of 1940 (File No. 811-2918).

As current counsel to the Trust, this firm has participated in various proceedings relating to the Trust and its predecessor. The undersigned has examined documents, including the Trust’s Declaration of Trust, amendments thereto, its Bylaws and minutes.

Based on the foregoing, it is my opinion that:

1.	The Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Kentucky.

2.	The Trust is authorized to issue an unlimited number of shares of beneficial interest in the ten series, known as Alabama Tax-Free Income Series, Kentucky Tax-Free Income Series, Kentucky Tax-Free Short to Medium Series, Intermediate Government Bond Series, Mississippi Tax-Free Income Series, North Carolina Tax-Free Income Series, North Carolina Tax-Free Short to Medium Series, Tennessee Tax-Free Income Series, Tennessee Tax-Free Short to Medium Series and Taxable Municipal Bond Series. In accordance with the applicable provision of Kentucky law and the Trust’s Declaration of Trust, shares which are issued and subsequently redeemed by the Trust may be held as Treasury shares, reissued or canceled as determined by the Trustees of the Trust.

3.	Subject to the filing of Annual Rule 24f-2 Notices to register shares sold during each preceding fiscal year, the shares which are issued by the Trust are legally issued and outstanding and fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of Post-Effective Amendment No. 61, Amendment No. 62.

Yours very truly,

/s/ Gay M. Elste
Gay M. Elste

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